UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  June 30, 2008

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Biotech HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15044 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The merger of Millennium Pharmaceuticals, Inc. and Takeda Pharmaceutical Company Limited became effective on May 14, 2008. As a result, Millennium Pharmaceuticals, Inc. is no longer an underlying constituent of the Biotech HOLDRS Trust.  For the 12 shares of Millennium Pharmaceuticals, Inc. per 100 share round lot of Biotech HOLDRS, The Bank of New York Mellon received $300.00.   The Bank of New York Mellon distributed cash at a rate of $3.00 less custody fees of $0.01235 per depositary share of Biotech HOLDRS. The record date for the distribution was May 23, 2008 and the payable date was June 12, 2008.

Effective July 1, 2008, Applera Corporation - Applied Biosystems, an underlying constituent of the Biotech HOLDRS Trust, will change its name to Applied Biosystems Inc. and CUSIP to 038149100. The ticker will remain the same. As a result, effective July 2, 2008, creations of Biotech HOLDRS will require a deposit of 18 shares of Applied Biosystems Inc. per round lot of 100 Biotech HOLDRS.

The separation of Celera Corporation from Applera Corporation will become effective July 1, 2008. As a result, Celera Corporation will replace Applera Corporation - Celera Group as an underlying security of the Biotech HOLDRS Trust. For the 4 shares of Applera Corporation - Celera Group per 100 shares round lot of Biotech HOLDRS, The Bank of New York will receive 4 shares of Celera Corporation.

Effective May 23, 2008, Shire PLC, an underlying constituent of the Biotech HOLDRS Trust, changed its name to Shire Limited. The ticker and CUSIP will remain the same.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Biotech HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Date: August 11, 2008	By:	/s/	Satyanarayan R. Chada
	Name:	Satyanarayan R. Chada
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Biotech HOLDRS Trust Prospectus Supplement dated June 30, 2008 to Prospectus dated August 15, 2007.